UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2015

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2015, Wesco Aircraft Holdings, Inc.’s (the “Company”) Board of Directors (the “Board”) appointed K. Lynn Mackison, currently the Company’s Vice President and Global Controller, to serve as acting Chief Financial Officer, effective as of March 31, 2015, until a permanent Chief Financial Officer is in place. As previously disclosed, Greg Hann is retiring from his position as the Company’s Executive Vice President and Chief Financial Officer on March 31, 2015.  Pursuant to the terms of his Separation and Consulting Agreement with the Company, Mr. Hann has agreed to serve as a consultant to the Company for one year following his retirement date. The Audit Committee of the Board will also work closely with Ms. Mackison during this time to ensure an orderly transition.

Ms. Mackison, age 42, has served as the Company’s Vice President and Global Controller since January 2015.  Prior to joining the Company, she served as General Manager, Finance at Delta Technical Operations, the maintenance, repair and overhaul division of Delta Air Lines, Inc.  From 2005 to 2014, Ms. Mackison served in roles of increasing responsibility within the finance and accounting organization at Goodrich Corporation, a leading global supplier of systems and services to the aerospace and defense industry, which became UTC Aerospace Systems (“UTC Aerospace”) after its acquisition by United Technologies Corporation in 2012.  While at Goodrich/UTC Aerospace, Ms. Mackison served as Chief Financial Officer and Director, Sensors & Integrated Systems from 2013 to 2014; Director and Controller, Aerostructures Aftermarket from 2010 to 2013; Finance Manager, Aerostructures MROs from 2008 to 2010; Finance Manager, Engine Control Systems from 2007 to 2008; and Manager, External Reporting from 2005 to 2007.  She also served as Audit Manager, and later Senior Manager, at Beard Miller Company from 2001 to 2005 and Assistant Controller at Drovers Bancshares Corporation from 1998 to 2001.  Ms. Mackison began her career at Deloitte & Touche LLP in January 1995, where she was promoted to Audit Manager prior to leaving the firm to join Drovers Bancshares. She is a certified public accountant.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the Company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers or the delay, scaling back or elimination of significant programs on which the Company relies; the Company’s ability to effectively compete in its industry; the Company’s ability to effectively manage its inventory; risks associated with the Company’s rapid expansion; the Company’s suppliers’ ability to provide it with the products the Company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the Company’s ability to maintain effective information technology systems; the Company’s ability to retain key personnel; risks associated with the Company’s international operations; the Company’s dependence on third-party package delivery companies; fluctuations in the Company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; the Company’s ability to successfully integrate Haas Group Inc. in a timely fashion; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; risks related to the Company’s indebtedness; and other risks and uncertainties.

The foregoing list of factors is not exhaustive.  You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this communication (including information included or incorporated by reference herein) are based upon information available to the Company as of the date hereof, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2015	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Hal Weinstein
Hal Weinstein Interim Chief Executive Officer